UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 26, 2026

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 26, 2026, Ashford BC LP and Ashford TRS BC LLC (together “Seller”), indirect subsidiaries of Braemar Hotels & Resorts Inc. (the “Company”), completed the sale of the Park Hyatt Beaver Creek Resort & Spa located in Avon, Colorado (the “Hotel”) pursuant to an Agreement of Purchase and Sale, dated as of April 27, 2026, by and among Seller and Apres Owner, LLC, as purchaser, for $176 million in cash, subject to customary pro-rations and adjustments.

In conjunction with the sale, the Company repaid the $70.5 million mortgage loan secured by the Hotel and retained approximately $104.5 million of net proceeds after payment of transaction costs and the release of operating cash held at the Hotel.

ITEM 7.01    REGULATION FD DISCLOSURE.

On June 1, 2026, the Company issued a press release announcing the closing of the sale of the Hotel. Additionally, the Company announced the repayment of its 4.50% Convertible Senior Notes due 2026, together with all accrued and unpaid interest thereon. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01    OTHER EVENTS.

On June 1, 2026, the Company repaid in full, at scheduled maturity, the outstanding principal amount of approximately $86.25 million of its 4.50% Convertible Senior Notes due 2026 (the “Notes”), together with all accrued and unpaid interest thereon. The Notes were issued pursuant to the Indenture, dated as of May 18, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Following such repayment, all of the Company’s obligations under the Notes and the Indenture have been satisfied and discharged in accordance with their terms, and the Indenture has been terminated.

The Company funded the repayment of the Notes with proceeds from the disposition of the Hotel.

As previously disclosed, on December 22, 2025, the Company and Braemar Hospitality Limited Partnership, the operating subsidiary of the Company (“Braemar OP”), entered into an Amendment (the “Amendment”) to the letter agreement, dated as of August 26, 2025 (the “Letter Agreement”), by and among the Company, Braemar OP, Ashford Inc. and Ashford Hospitality Advisors LLC (together with Ashford Inc., the “Advisor”). The Advisor serves as the external advisor to the Company and Braemar OP.

As previously disclosed, the Letter Agreement was entered into with respect to that certain Fifth Amended and Restated Advisory Agreement, dated as of April 23, 2018, by and among the Company, Braemar OP, Braemar TRS Corporation and the Advisor (as amended, the “Advisory Agreement”), in connection with the Company’s exploration of a potential sale of the Company.

The Amendment was entered into in order to eliminate unintended ambiguity regarding the circumstances under which the aforementioned termination fees become due and payable to the Advisor and the timing of payment in order to more fully reflect the parties’ original intent under the Letter Agreement and ensure consistency across potential transaction structures in how the proceeds from a Company Sale Transaction are applied.

The sale of the Hotel, taken together with the sale of other properties during the applicable twelve-month and thirty-six-month lookback periods, does not, the Company believes, exceed the threshold that constitutes a Change of Control under the Advisory Agreement.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information for the Company as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025, is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

(d)    Exhibits

Exhibit Number         Description

10.1    Fifth Amended and Restated Advisory Agreement, dated as of April 23, 2018, among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation, Ashford Hospitality Advisors LLC and Ashford Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 23, 2018) (File No. 001-35972).
10.2    Letter Agreement, dated August 26, 2025, by and among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on August 26, 2025) (File No. 001-35972).
10.3    Amendment to Letter Agreement, dated December 22, 2025, by and among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on December 23, 2025) (File No. 001-35972).
99.1**    Press Release of the Company, dated June 1, 2026
99.2*    Unaudited Pro Forma Financial Information of Braemar Hotels & Resorts Inc.
101    Inline Interactive Data Files
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)
___________________________________
*Filed herewith.
**Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: June 1, 2026	By:	/s/ Justin Coe
Justin Coe
Chief Accounting Officer